UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 22, 2025

(Date of earliest event reported)

eGain Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	EGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 22, 2025, the Board of Directors (the “Board”) of eGain Corporation (“eGain”) approved an updated form of indemnification agreement for its directors and executive officers (the “Indemnification Agreement”), and eGain entered into an Indemnification Agreement with each of its directors and executive officers (each, an “Indemnitee”). The Indemnification Agreement provides that eGain will indemnify each Indemnitee to the fullest extent permitted under Delaware law, and to provide for coverage of each Indemnitee under eGain’s directors’ and officers’ insurance policies.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 22, 2025, the Compensation Committee of the Board approved variable annual cash compensation to eGain’s executive officers based on 75% of target amounts. The compensation approved for the fiscal year ended June 30, 2025 was (i) $37,500 for Chief Executive Officer, Ashutosh Roy, (ii) $48,750 for Chief Financial Officer, Eric N. Smit, and (iii) $26,250 for Senior Vice President, Products and Services, Rao J. Chandrasekhar. No changes were made to the executive officers’ base salaries.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on September 22, 2025, the Board approved to amend and restate eGain’s bylaws (the “Bylaws”), effective immediately. The Bylaws were amended and restated to, among other things: revise the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings; revise the advance notice windows for nominations and other business; add procedural parameters relating to stockholder-requested special meetings; expand the authority that may be delegated to Board committees; provide the chairperson of a meeting of stockholders with authority to adjourn such meeting whether or not a quorum is present; permit electronic delivery of stockholder communications; revise indemnification and advancement provisions; and include a forum selection provision. The Bylaws were also amended and restated for certain technical and clarifying changes.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 22, 2025, the Board adopted amendments to eGain’s Code of Ethics and Business Conduct (the “Code”) applicable to all employees, officers and directors, to update and clarify certain provisions of the Code. The amendments to the Code did not relate to or result in any waiver of any provision of the Code in effect prior to the amendments.

A copy of the Code is available on eGain’s website at www.egain.com. Information on eGain’s website shall not be deemed incorporated by reference into, or deemed to be part of, this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of eGain, as amended and restated on September 22, 2025.
10.1	Form of Indemnification Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2025		eGain Corporation

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer

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